                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               CINCAP MADISON, LLC

This AMENDED AND RESTATED LIMITED  LIABILITY COMPANY AGREEMENT ("LLC Agreement")
for CinCap  Madison,  LLC (formerly Duke Energy  Madison,  LLC) (the  "Company")
dated as of  September  13, 2001,  is entered into and made  effective by CinCap
VIII, LLC, a Delaware limited liability company, the sole member of the Company,
(the "Cinergy  Member") as of September 13, 2001 with reference to the following facts.

A. Duke Energy Madison,  LLC is a Delaware limited  liability  company formed by
Duke  Energy  North  America,  LLC ("Duke  Energy" or  sometimes  referred to as
"Initial  Member")  pursuant  to the  terms  of  that  Single  Member  Operating
Agreement  dated as of  December  2, 1998 (the  "Original  Agreement"),  and the
Second Amended and Restated Single Member Operating Agreement dated as of May 3,
1999 (the "Amended and Restated Agreement");

B. Cinergy  Member has acquired  all of the  Membership  Interest of the Company pursuant to that certain Assignment and Assumption of membership interests dated as of September 13, 2001 by and among CinCap VIII,  LLC, as  "Assignee"  and VMC
Generating Company, a Texas General Partnership,  as "Assignor" (the "Assignment
& Assumption  Agreement"),  and Cinergy Member now wishes to replace the Amended and Restated  Agreement in its entirety by entering  into this LLC  Agreement to provide for the  governance  of the Company and the conduct of its business as a limited liability  company.  This LLC Agreement shall be considered the "Limited
Liability  Company  Agreement"  of the  Company  within  the  meaning of Section
18-101(7) of the Act.

NOW  THEREFORE,  the Amended  and  Restated  Agreement  is wholly  replaced  and superceded by this LLC  Agreement in its entirety and this LLC  Agreement  shall read as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions.  Capitalized  terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.

                                   ARTICLE II

                               General Provisions

     Section 2.1 Company Name. The name of the Company is "CinCap Madison, LLC".
The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the member(s).

     Section 2.2 Registered Office; Registered Agent.

          (a) The Company  shall  maintain a  registered  office in the State of
     Delaware at, and the name and address of the Company's  registered agent in the State of Delaware is, The Corporation Trust Company,  Corporation Trust
     Center, 1209 Orange Street, Wilmington, Delaware, 19801.

          (b) The  business  address of the Company is 139 East  Fourth  Street,
     Cincinnati, Ohio, 45201, or such other place as the Member shall designate.

     Section  2.3  Nature of  Business  Permitted;  Powers.  The  purpose of the
Company is to engage in any activity for which limited  liability  companies may be  organized  in the State of  Delaware.  The  Company  shall  possess  and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement,  together with any powers  incidental  thereto,  so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

     Section  2.4  Business  Transactions  of a  Member  with  the  Company.  In accordance  with Section 18-107 of the Act, a member may transact  business with the  Company  and,  subject to  applicable  law and the  provisions  of this LLC
Agreement,  shall have the same rights and obligations  with respect to any such matter as a person who is not a member.

     Section 2.5 Fiscal Year. The fiscal year of the Company (the "Fiscal Year")
for financial statement purposes shall end on December 31 of each year.

     Section 2.6 Effective  Date. In accordance  with Section  18-201 (d) of the
Act, it is the intention of the Member that the LLC Agreement be effective as of
September 13, 2001.

                                   ARTICLE III

                                    Member(s)

     Section 3.1 Admission of Member(s).  The Cinergy Member is hereby  admitted as the sole  member of the  Company  in respect of an  Interest  (as  defined in
Section 3.2), which is the sole Interest outstanding as of the effective time of this LLC  Agreement.  New member(s)  shall be admitted only with the approval of the Cinergy Member, or if additional members are admitted,  with the approval of all of the members (which approval may be evidenced by, among other things,  the execution  of an  amendment  to, or an  amendment  and  restatement  of this LLC
Agreement.

     Section 3.2 Interests.

          (a) The Company shall be authorized to issue a single class of Limited
     Liability  Company Interest (as defined in the Act, the "Interest"),  which shall include any and all benefits to which the holder of such Interest may be entitled in this LLC  Agreement,  together with all  obligations of such person to  comply  with the terms  and  provisions  of this LLC  Agreement.
     Interests  may,  but need not be,  evidenced  by a  certificate  of limited liability company interest issued by the Company.

          (b) In the event that  there is more than one  member,  each  member's
     Interest in the Company  shall be expressed  as a  percentage  equal to the ratio on any date of such member's  capital  contributions on such date, to the aggregate capital  contributions of all members on such date (as to any member, his or its "Percentage  Interest").  In the event there is only one member,  its  Percentage  Interest  shall be 100% for  purposes of this LLC
     Agreement.

     Section 3.3 Liability of Member(s).

          (a) All debts,  obligations  and  liabilities of the Company,  whether arising  in  contract,  tort or  otherwise,  shall  be  solely  the  debts, obligations  and  liabilities  of the  Company,  and  no  member  shall  be obligated  personally  for any such debt,  obligation  or  liability of the
     Company solely by reason of being a member.

          (b) Except as otherwise  expressly required by law, a member shall not have any  liability  in excess of (i) the amount of its  aggregate  capital
     contributions   to  the   Company,   (ii)  its  share  of  any  assets  and
     undistributed  profits of the Company,  (iii) its  obligation to make other payments,  if any,  expressly  provided  for in this LLC  Agreement  or any amendment  hereto  and  (iv) the  amount  of any  distributions  wrongfully distributed to it.

     Section 3.4 Access to and Confidentiality of Information; Records.

          (a) Any member  shall have the right to obtain from the  Company  from time to time upon reasonable demand for any purpose  reasonably  related to the member's  interest as a member of the Company,  the documents and other information described in Section 18-305(a) of the Act.

          (b) Any demand by a member  pursuant  to this  Section 3.4 shall be in writing and shall state the purpose of such demand.

     Section 3.5 Meetings of Member(s).

          (a) Meetings of the member(s) may be called at any time by any member.

          (b) Except as  otherwise  provided by law,  (i) if there shall be more than one member of the Company,  a majority of  Percentage  Interest in the
     Company,  entitled to vote at the meeting shall  constitute a quorum at all meetings  of the  member(s);  or (ii) if there is only  one  member  of the
     Company, such member shall constitute a quorum.

          (c) Any  action  required  to or which  may be taken at a  meeting  of member(s) may be taken without a meeting,  without prior notice and without a vote,  if a consent or consents in writing,  setting  forth the action so taken, shall be signed by all member(s).

          (d) Regular meetings of the member(s) shall be held at least annually.
     Member(s) may participate in a meeting by means of conference  telephone or
     similar   communications   equipment   by  means  of  which   all   persons
     participating  in the meeting can hear each other,  and  participation in a meeting by such means shall constitute presence in person at such meeting.

     Section 3.6 Vote.  Except as  specifically  set forth in the Act or herein, any matter  requiring the vote of the member(s)  shall  require  (including  for purposes  of actions  taken by the  member(s)  in order to manage the Company as provided in Article IV hereof) a majority of Percentage Interests of the members in order to constitute an act of the members.

     Section 3.7 Notice.  Meetings of the  member(s)  may be held at such places and at such  times as the  member(s)  may from time to time  determine.  Written notice  of the time,  place,  and  purpose  of such  meeting  shall be served by registered or certified prepaid, first class mail, via overnight courier using a nationally  reputable courier, or by fax or cable, upon each member and shall be given at least two (2) business days prior to the time of the meeting. No notice of a meeting need be given to any member if a written waiver of notice, executed before or after the meeting by such member thereunto duly  authorized,  is filed with the  records  of the  meeting,  or to any member who  attends  the  meeting without  protesting  prior thereto or at its  commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

     Section 3.8 Delegation of Powers.  Subject to any  limitations set forth in the Act, the Cinergy  Member,  or if  additional  member(s)  are  admitted,  the members may  delegate  any of its or their  powers to  officers of the  Company, pursuant  to Section 4.2 hereof,  or  otherwise,  to  committees  consisting  of persons who may or may not be member(s).  Every officer or committee  shall,  in the exercise of the power so delegated, comply with any restrictions that may be imposed on them by the member(s) and this LLC Agreement.

     Section 3.9  Withdrawals  and Removals of Member(s).  No member may resign, withdraw or be removed as a member of the Company without the written consent of all of the member(s).

                                   ARTICLE IV

                                   Management

     Section 4.1 General.  Except as specifically set forth herein, the business and affairs of the Company  shall be managed by and under the  direction  of the
Member,  or, if  additional  members are admitted,  the members,  who shall have full,  exclusive and complete  discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to  accomplish  the  purposes  of the Company as set forth  herein.  The Cinergy
Member or the members shall serve without compensation from the Company, and the
Cinergy  Member  or the  members  shall  bear the cost of its  participation  in meetings and other activities of the Company.

     Section 4.2 Officers.

          (a)  Election,  Term of Office.  Pursuant to Section  3.8 hereof,  the
     Cinergy  Member  hereby  creates the offices and  delegates to the officers described in this Section  4.2, the duties set forth  herein.  The officers shall  be  elected  annually  by  the  member(s).  Except  as  provided  in paragraphs  (b) or (c) of this Section 4.1,  each officer shall hold office until his or her successor  shall have been chosen and  qualified.  Any two offices,  except those of the President and the  Secretary,  may be held by the same person,  but no officer shall  execute,  acknowledge or verify any instrument in more than one capacity if such  instrument is required by law or this LLC Agreement to be executed,  acknowledged  or verified by any two or more officers.

          (b)  Resignations  and  Removals.  Any  officer  may resign his or her office at any time by delivering a written  resignation  to the  member(s).
     Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any officer may be removed from office with or without  cause by either the member(s) or the President.

          (c) Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death,  resignation,  removal,  disqualification or other cause, or if any new office shall be created, such vacancies or newly created  offices may be filled by the  President,  subject to approval  and election by the member(s).

          (d)  Conduct  of  Business.  Subject  to the  provisions  of this  LLC
     Agreement, the day-to-day operations of the Company shall be managed by its officers and such officers  shall have full power and authority to make all business decisions,  enter into all commitments and take such other actions in connection  with the business and operations of the Company as they deem
     appropriate.   Such  officers  shall  perform  their  duties  in  a  manner consistent with this LLC Agreement and with  directions  which may be given from time to time by the member(s).

          (e) President. Subject to the further directives of the member(s), the
     President  shall have general and active  management of the business of the
     Company  subject to the  supervision of the  member(s),  shall see that all orders and  resolutions  of the member(s) are carried into effect and shall have  such  additional  powers  and  authority  as  are  specified  by  the provisions of this LLC Agreement.

          (f)  Secretary.  The  Secretary  shall  attend  all  meetings  of  the member(s)  and record all the  proceedings  of the meetings and all actions taken  thereat in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given,  notice of all meetings of the  member(s),  and shall perform  such other  duties as may be  prescribed  by the  member(s) or the
     President.  The Assistant Secretary, if there be one, shall, in the absence of the  Secretary  or in the  event of the  Secretary's  inability  to act, perform  the duties and  exercise  the  powers of the  Secretary  and shall perform such other duties and have such other powers as the  member(s)  may from time to time prescribe.

          (g) Other  Officers.  The member(s) from time to time may appoint such other officers or agents, as it may deem advisable, each of whom shall have such title,  hold office for such period,  have such  authority and perform such duties as the  member(s)  may  determine in its sole  discretion.  The member(s)  from time to time may delegate to one or more officers or agents the power to  appoint  any such  officers  or agents  and  prescribe  their respective rights, terms of office, authorities and duties.

          (h)  Officers as Agents;  Authority.  The  officers,  to the extent of their powers set forth in this LLC  Agreement  and/or  delegated to them by the  member(s),  are agents and  managers of the Company for the purpose of the Company's business, and the actions of the officers taken in accordance with such powers shall bind the Company.

     Section 4.3 Reliance by Third Parties. Persons dealing with the Company are entitled to rely  conclusively  upon the power and  authority  of the  member(s)
and/or officers herein set forth.

     Section 4.4 Expenses.  Except as otherwise  provided in this LLC Agreement, the Company shall be responsible  for and shall pay all expenses out of funds of the Company  determined  by the  member(s)  to be  available  for such  purpose, provided that such  expenses are those of the Company or are otherwise  incurred by the  member(s) in  connection  with this LLC  Agreement,  including,  without limitation:

          (a) All  expenses  related  to the  business  of the  Company  and all routine administrative  expenses of the Company,  including the maintenance of books and records of the Company,  the  preparation  and dispatch to any member(s) of checks,  financial  reports,  tax returns and notices required pursuant to this LLC  Agreement  or in  connection  with the holding of any meetings of the member(s);

          (b) All  expenses  incurred  in  connection  with  any  litigation  or arbitration  involving the Company (including the cost of any investigation and  preparation)  and the amount of any  judgment  or  settlement  paid in connection therewith;

          (c) All expenses for indemnity or contribution  payable by the Company to any person;

          (d) All expenses incurred in connection with the collection of amounts due to the Company from any person;

          (e) All  expenses  incurred  in  connection  with the  preparation  of amendments to this LLC Agreement; and

          (f) Expenses incurred in connection with the liquidation,  dissolution and winding up of the Company.

                                    ARTICLE V

                                     Finance

     Section 5.1 Form of Contribution.

          (a) The  contribution  of a member to the  Company  must be in cash or property,  provided that if there is more than one member, all members must consent in writing to  contributions  of  property.  To the extent there is more than one member,  each member shall make additional  contributions  in the same proportion, except as may be approved by all members. No member is required  to make any  contribution  of property or money to the Company in excess of the property or money it has agreed to contribute to the Company.
     The  Cinergy  Member  shall  not be  required  to  make a  contribution  in connection with its admission pursuant to Section 3.1 hereof.

          (b) At any time that there is more than one member,  a capital account shall me maintained  for each member,  to which  contributions  and profits shall be  credited  and against  which  distributions  and losses  shall be charged.  Such capital  accounts shall be maintained in accordance with the tax  accounting  principles  prescribed  by the Treasury  Regulations  (the
     "Allocation  Regulations")  promulgated  under  Section 704 of the Internal
     Revenue Code of 1986 as amended (the "Code"),  so that the tax  allocations provided in this LLC Agreement shall, to the extent  possible,  satisfy the
     "alternate  economic  effect  test"  with  the  meaning  of the  Allocation
     Regulations.

     Section 5.2 Allocation of Profits and Losses. The profits and losses of the
Company  shall be  allocated  entirely to the Cinergy  Member or, if  additional member(s)  are  admitted,  to the  members  in  proportion  to their  respective
Percentage Interests.

     Section  5.3  Distributions.  The  distributions  of the  Company  shall be distributed  entirely  to the Cinergy  Member or, if  additional  member(s)  are admitted, to the members in proportion to their respective Percentage Interests.

                                   ARTICLE VI

                                  Distribution

     Section 6.1 Distribution in Kind. Notwithstanding the provisions of Section
18-605 of the Act, a member may be  compelled  to accept  distributions  in kind from the Company.

                                   ARTICLE VII

                Assignment of Limited Liability Company Interests

     Section 7.1 Assignment of Limited Liability Company Interests. Interests in
the Company may be assignable and transferable.  Any assignment or transfer of a member's Interest in the Company,  except those to subsidiaries or affiliates of members,  must receive the consent of all of the members.  Any transferee  shall not be admitted as a  substituted  member  unless and until the  transferee  has executed a counterpart of this LLC Agreement.

                                  ARTICLE VIII

                                   Dissolution

     Section 8.1  Dissolution.  The Company shall dissolve and its affairs shall be wound up upon the earliest to occur of (i) the consent of the Cinergy Member, or, if additional  member(s) are admitted,  the unanimous  consent of all of the members, and (ii) an event of dissolution of the Company under the Act.

     Section 8.2 Winding Up.  Subject to the  provisions of the Act, the Cinergy
Member or, if additional member(s) are admitted,  the members (acting by written consent of all members) shall have the right to wind up the Company's affairs in accordance  with  Section  18-803  of the Act  (and  shall  promptly  do so upon dissolution of the Company) and shall also have the right to act as or appoint a liquidating trustee in connection therewith.

     Section 8.3 Distribution of Assets Upon Dissolution. Upon the winding up of the Company,  the assets shall be distributed in the manner  provided in Section
18-804 of the Act.

                                   ARTICLE IX

                              Tax Characterization

     Section 9.1 Tax  Treatment.  Until such time as the Company shall have more than one member,  it is the intention of the Cinergy  Member that the Company be disregarded  for  federal  and all  relevant  state  tax  purposes  and that the activities of the Company be deemed to be  activities of the Cinergy  Member for such purposes. In the event that the Company shall have more than one member, it is the intention of the members that the Company be taxed as a  partnership  for federal and all relevant  state tax  purposes.  All  provisions of the Company's
Certificate of Formation and LLC Agreement are to be construed so as to preserve that tax status.  The Company  shall  timely make all  necessary  elections  and filings for federal,  state,  and local tax purposes to accomplish the foregoing objective.

     Section  9.2 Form  K-1.  After  the end of each  Fiscal  Year for which the
Company shall have more than one member,  the members shall cause to be prepared and transmitted, as promptly as possible, and in any event within 90 days of the close of such  fiscal  year,  a  federal  income  tax Form K-1 and any  required similar state income tax form for each member.

     Section 9.3 Company Tax  Returns.  The  Cinergy  Member,  or if  additional member(s) are admitted,  the members shall cause to be prepared and timely filed all tax returns  required  to be filed for the  Company.  The Cinergy  Member or members, as the case may be, may in their sole discretion,  make or refrain from making any federal, state or local income or other tax elections for the Company that it deems  necessary or  advisable;  provided that if there is more than one member,  the prior written consent of all members shall be required in order for the Company to make an election pursuant to Section 754 of the Code.

                                    ARTICLE X

                         Exculpation and Indemnification

     Section 10.1 Exculpation.  Notwithstanding any other provisions of this LLC
Agreement,  whether  express  or  implied,  or  obligation  or duty at law or in
equity,  any  member,  or  any  officers,  directors,  stockholders,   partners,
employees,  representatives or agents of any of the foregoing,  nor any officer, employee,  representative,  manager  or  agent  of  the  Company  or  any of its affiliates  (individually,  a "Covered  Person" and  collectively,  the "Covered
Persons")  shall be liable to the  Company  or any other  person  for any act or omission (in relation to the Company,  this LLC Agreement,  any related document or any  transaction  or  investment  contemplated  hereby or  thereby)  taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not  contrary to the best  interests  of the Company and is within the scope of authority  granted to such Covered Person by this LLC
Agreement, provided that such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

     Section 10.2  Indemnification.  To the fullest extent permitted by law, the
Company shall  indemnify and hold harmless each Covered  Person from and against any and all losses, claims, demands,  liabilities,  expenses,  judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved,  or threatened to be involved, as a party or otherwise,  by reason of its  management  of the affairs of the Company or which relates to or arises out of the Company or its property,  business or affairs. A
Covered Person shall not be entitled to indemnification  under this Section 10.2 with  respect  to any claim,  issue or matter in which it has  engaged in fraud, willful misconduct, bad faith or gross negligence.

                                   ARTICLE XI

                                  Miscellaneous

     Section 11.1 Amendment to this LLC Agreement.  Except as otherwise provided in this LLC  Agreement,  this LLC  Agreement  may be amended  by, and only by, a written  instrument  executed by the Cinergy Member or, if additional  member(s)
are admitted, unanimous consent of the members.

     Section 11.2  Successors;  Counterparts.  Subject to Article VIII, this LLC
Agreement  (a) shall be binding as to the  executors,  administrators,  estates, heirs,  assigns and legal  successors,  or nominees or  representatives,  of the
Cinergy Member or, if additional member(s) are admitted, the members and (b) may be  executed  in several  counterparts  with the same  effect as if the  parties executing the several counterparts had all executed one counterpart.

     Section 11.3 Governing Law; Severability.

          (a)  This  LLC  Agreement  shall  be  governed  by  and  construed  in accordance with the laws of the State of Delaware  without giving effect to the  principles  of  conflict  of laws  thereof.  In  particular,  this LLC
     Agreement  shall be construed to the maximum extent possible to comply with all the terms and  conditions  of the Act.  If,  nevertheless,  it shall be determined  by a court of competent  jurisdiction  that any  provisions  or wording of this LLC Agreement shall be invalid or  unenforceable  under the
     Act or other applicable law, such invalidity or unenforceability  shall not invalidate  the  entire  LLC  Agreement  and  this LLC  Agreement  shall be construed so as to limit any term or provision so as to make it enforceable or valid within the  requirements of applicable law, and, in the event such term or  provisions  cannot  be so  limited,  this LLC  Agreement  shall be construed to omit such invalid or unenforceable terms or provisions.  If it shall  be  determined  by  a  court  of  competent  jurisdiction  that  any provisions  relating to the distributions and allocations of the Company or to any expenses payable by the Company are invalid or  unenforceable,  this
     LLC  Agreement  shall  be  construed  or  interpreted  so as (i) to make it enforceable or valid and (ii) to make the  distributions and allocations as closely  equivalent  to  those  set  forth  in  this  LLC  Agreement  as is permissible under applicable law.

          (b) Each party  hereto (i)  irrevocably  submits to the  non-exclusive jurisdiction  of any  Delaware  state  court or  Federal  court  sitting in
     Wilmington,  Delaware in any action arising out of the LLC  Agreement;  and
     (ii)  consents  to the  service of process by mail.  Nothing  herein  shall affect  the  right of any  party  to  serve  legal  process  in any  manner permitted  by law or affect  his or its right to bring  action in any other court.

     Section 11.4  Filings.  Following  the  execution  and delivery of this LLC
Agreement, the Cinergy Member shall be an "authorized person" within the meaning of the Act, and shall  prepare any  documents  required to be filed and recorded under the Act, and the Cinergy  Member shall  promptly  cause each such document required to be filed and recorded in accordance  with the Act and, to the extent required  by local  law,  to be filed  and  recorded  or  notice  thereof  to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business.  The Cinergy Member shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any  other  notices,  certificates,  statements  or  other  instruments required by any  provision  of any  applicable  law of the United  States or any state or other  jurisdiction which governs the conduct of its business from time to time.

     Section 11.5  Headings.  Section and other  headings  contained in this LLC
Agreement  are for  reference  purposes  only and are not  intended to describe, interpret,  define or limit the  scope or  intent of this LLC  Agreement  or any provision hereof.

     Section 11.6 Further Assurances.  Each member agrees to perform all further acts and execute,  acknowledge  and deliver any documents that may be reasonably necessary to carry out the provisions of this LLC Agreement.

     Section 11.7 Notices. All notices, requests and other communications to any member shall be in writing  (including  telecopier or similar writing) and shall be given to such member (and any other person  designated by such member) at its address or telecopier  number set forth in a schedule  filed with the records of the  Company  or such  other  address or  telecopier  number as such  member may hereafter specify for the purpose by notice. Each such notice,  request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified  pursuant to this Section and the appropriate  confirmation is  received,  (b) if given  by  mail,  72 hours  after  such  communication  is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other  means,  when  delivered  at the address  specified pursuant to this Section.

     Section  11.8 Books and  Records;  Accounting.  The  Cinergy  Member or, if
additional member(s) are admitted, the members shall keep or cause to be kept at the  address of the  Company  (or at such  other  place as the  member(s)  shall determine in their  discretion)  true and full books and records  regarding  the status of the business and financial condition of the Company.

     IN WITNESS  WHEREOF,  the  undersigned  has caused this LLC Agreement to be executed as of the date first above written.

                                                  CinCap VIII, LLC

                                              By: ____________________________
                                                    Michael J. Cyrus
                                                    President